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                     REAL ESTATE PURCHASE AND SALE AGREEMENT
                                       AND
                            JOINT ESCROW INSTRUCTIONS


        THIS REAL ESTATE PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("AGREEMENT"), dated as of August 5, 1997, by and between PARKWAY CAPITAL, INC., a Washington corporation, or assigns ("Buyer"), and AMERICAN PROPERTIES INVESTMENTS, INC., a Washington corporation ("Seller"), constitutes
(1) an agreement of purchase and sale between the parties and (2) joint escrow instructions to the Escrow Agent identified herein.

                                A G R E E M E N T

        In consideration of the mutual covenants hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows.

        1. Basic Terms of Purchase. The basic terms of this Agreement (the "Basic Terms") set forth in this Article 1 shall be read in conjunction with the other Articles of this Agreement, which implement, explain, and make reference to the Basic Terms.

        Center:              Lynnwood Center

        Purchase Price:      Twenty  Million One Hundred Seventy Five Thousand
                             Dollars ($20,175,000)

        Deposit:             Two Hundred Thousand Dollars ($200,000)

        Review Period:       A period of forty-five (45) days after the
                             Execution Date

        Title Review Period  A period of fifty-one (51) days after the Execution
                             Date

        Closing Date:        The date occurring thirty (30) days after the end
                             of the Review Period.

        Anchor Tenant(s):    Safeway, PayLess Drugs, Sports Authority

        Escrow Agent:        Transnation Title Insurance Company

        Title Insurer:       Transnation Title Insurance Company



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        2.     Purchase and Sale of Property; Purchase Price; Deposit.

               2.1 The Property. Seller owns certain real property (the "Land") located in the City of Lynnwood, County of Snohomish (the "County"), Washington, more particularly described on the attached Exhibit A. The Land is improved with a neighborhood shopping center named in the Basic Terms (the "Center"), and is anchored by the Anchor Tenants described in the Basic Terms. As used herein, the term "Property" means collectively the Land and Seller's right, title and interest in all of the following:

                   (a) All easements, agreements, benefits, privileges, permits, tenements, hereditaments, licenses and rights appurtenant to the Land; the use of and rights in any streets and rights-of-way, if any, abutting, adjacent, contiguous or adjoining the Land; and all strips and gores that are a part of or appurtenant to the Land;

                   (b) Such portion of the Land, if any, lying in the bed of any street, road, or avenue, open or proposed, at the foot of, adjoining or below the Land that is a part of or appurtenant to the Land;

                   (c) The buildings, parking lots, curbs and gutters, utility installations and all other improvements and fixtures located on the Land or any of the real property described in subsections (a) or (b) above (collectively, the "Improvements");

                   (d) All personal property (if any), tangible and intangible, not constituting part of the Land or Improvements that is located on and used in connection with the Land, the Improvements or the Center, and consisting of furniture, fixtures, heating, ventilating and air conditioning fixtures and equipment, incinerating, lighting, electrical and plumbing fixtures and equipment, trade fixtures, plans and specifications, warranties (including, without limitation, any and all roof warranties), guaranties, licenses, permits, approvals, copies (but not the originals) of books and records, and trade names and trademarks related to the name of the Center (collectively, the "Personal Property");

                   (e) Except as expressly provided in Section 10.5, all leases and other occupancy agreements affecting the Land, all guaranties of any of such leases, and all amendments thereto (collectively, the "Leases"); and

                   (f) To the extent assumed by Buyer, as set forth in Section 7.5(b) below, all management, maintenance, service, supply, equipment rental and other contracts affecting the Land or used or useful in the operation and/or maintenance of the Center (collectively, the "Contracts").

               2.2 Sale and Conveyance. Seller agrees to sell the Property to Buyer, and Buyer agrees to buy the Property from Seller, upon the terms and conditions of this Agreement.

               2.3 Deposit. Within three (3) business days after the date that the last of Seller and Buyer have executed this Agreement as indicated on the signature page (the "Execution Date"), Buyer will deposit in Escrow the Deposit of $200,000 in the form of cash or other immediately available


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funds. Such Deposit and any and all future deposits made by Buyer and all interest earned thereon, shall be collectively referred to herein as the "Deposit." At the Closing (as defined below), the Deposit shall be released to the account of Seller and Buyer shall receive a credit against the Purchase Price for the full amount of the Deposit released to Seller. Escrow Agent shall invest and reinvest the Deposit prior to the expiration of the Review Period as instructed by Buyer in accounts or instruments that are federally insured. In the event Buyer does not terminate this Agreement on or before expiration of the Review Period, Seller may thereafter direct the investment of the Deposit.

               2.4 Purchase Price; Payment at Closing. The Purchase Price for the Property shall be Twenty Million One Hundred Seventy Five Thousand Dollars ($20,175,000). The Purchase Price, plus or minus prorations and adjustments as provided for herein, shall he paid by Buyer to Seller by wire transfer through Escrow at the Closing.

               2.5 Closing Date. The Closing Date shall be as set forth in the Basic Terms (as may be extended pursuant to the terms of Section 7.3), and the Closing shall occur through Escrow upon the conditions and in accordance with the provisions of Section 7 hereof.

        3.     Title.

               3.1 Title Report. Within five (5) business days after the Execution Date, Seller shall deliver to Buyer, at Seller's sole cost, a preliminary title report ("PR") from the Title Insurer for an owner's standard coverage title insurance policy, together with a copy of all recorded exceptions disclosed therein.

               3.2 Survey. Seller has delivered to Buyer that certain Building and Easement Plan of the Property dated April 9, 1996 and revised April 16, 1996, prepared by David Evans & Associates. If Buyer wishes to obtain a new or updated survey of the Property, Buyer shall be responsible for obtaining such a new or updated survey to its specifications (together with the Building and Easement Plan, the "Survey") and shall use its best efforts to obtain such Survey within the Review Period. Seller agrees to pay Buyer promptly upon receipt of an invoice up to $3,500 to cover one-half of the actual costs paid by Buyer to the surveyor for such new or updated Survey. Buyer shall be responsible for all other costs and expenses associated with obtaining a Survey. Buyer will provide Seller with a copy of the Survey, which shall be certified to Seller in addition to the Buyer, the Title Company and Buyer's lender.

               3.3 UCC Searches. Within five (5) business days after the Execution Date, Seller shall deliver to Buyer, at Seller's sole cost, search results for the State of Washington UCC Division and Snohomish County, Washington, covering UCC and federal tax liens filed against the Seller (collectively, the "UCC Searches"). The UCC Searches shall include copies of each filing referred to therein.

               3.4 Review of PR, Survey and UCC Searches; Objection; Approval or Termination.




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               Buyer shall be entitled to object to any matters shown on the PR,
Survey or UCC Searches, in its sole discretion, by a written notice of objections delivered to Seller within fifty-one (51) days of the Execution Date (the "Title Review Period"). Buyer's failure to do so shall be deemed to constitute Buyer's approval of all matters disclosed in the PR, Survey and UCC Searches. Seller shall have ten (10) days from the date of any written notice of objection from Buyer to deliver written notice to Buyer stating which of the objected to encumbrances Seller will remove on or before Closing. If Seller fails to agree to remove one or more objected to encumbrances, then Buyer must elect to (i) terminate this Agreement by delivering written notice to Seller within ten (10) days following receipt of Seller's notice, or (ii) agree within such ten (10) day period to take title subject to the encumbrances that Seller has declined to remove. If Buyer elects to terminate this Agreement or fails to deliver the notice, this Agreement shall automatically terminate and the provisions of Section 4.6 shall apply. If Buyer elects to take title subject to encumbrances and proceed with Closing, the Deposit shall become nonrefundable to Buyer, except as otherwise expressly set forth in this Agreement.

               3.5 Review of Updates to PR, Survey and/or UCC Searches. If any amendment or update of the PR, or UCC Searches issued subsequent to the date of the Title Review Period contains encumbrances against the Property other than those in the initial PR Survey or UCC Searches or any previous amendment or update thereto, Buyer shall be entitled to object to any matter, in its sole discretion, by a written notice of objections delivered to Seller within 5 business days of Buyer's receipt of the amended or updated PR or UCC Searches. Buyer's failure to do so shall be deemed to constitute Buyer's approval of all matters disclosed in such amended or updated PR or UCC Searches. If Buyer timely objects, the provisions of Section 3.4 above shall apply to said amended or updated PR or UCC Searches except that Seller shall have only 5 business days to deliver its notice to Buyer and Buyer shall have 5 business days following receipt of Seller's notice to make its election. Upon delivery of any termination notice by Buyer hereunder, this Agreement shall automatically terminate and the provisions of Section 4.6 shall apply. Buyer shall be responsible for timely updating the Survey or obtaining a new survey and obtaining the Title Company's review of the Property, the Survey and any new or updated survey as may be necessary for Buyer's due diligence or any extended coverage policies of title insurance desired by Buyer or its lender, all prior to the expiration of Buyer's Title Review Period. After the expiration of the Title Review Period, Buyer is not entitled to make any objection to new exceptions shown on an amended or updated PR, which new exceptions are shown after the Title Review Period because of Buyer's failure to obtain the Survey during the Title Review Period.

               3.6 Permitted Exceptions. Title to the Property shall be conveyed to Buyer at Closing subject to the following matters ("Permitted Exceptions"):
(a) current, non-delinquent real estate taxes and assessments; (b) the lien of supplemental taxes, if any, not yet due and payable; (c) the matters set forth in the PR, Survey and UCC Searches to which Buyer has not objected, or which are approved by Buyer pursuant to the procedures in this Section 3; (d) the Leases reflected on the Rent Roll; and (e) any other matters approved in writing by Buyer.

               3.7 Title Insurance. As a condition to Close of Escrow, Title Insurer shall be committed to issue an owner's standard coverage title insurance policy dated the day of Closing, in the full amount of the Purchase Price, the form of which shall be American Land Title Association ("ALTA") Owner's Policy Form (1970), subject only to the standard exclusions from coverage



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contained in the ALTA standard coverage owner's policy and the Permitted
Exceptions (the "Title Policy"). If Buyer desires an extended coverage policy of title insurance, Buyer shall satisfy itself prior to expiration of the Title Review Period that Title Insurer is prepared to issue an extended coverage policy in a form acceptable to Buyer.

        4.     Buyer's Review Period.

               4.1 Property Information. Within five (5) business days after the Execution Date, Seller shall deliver to Buyer the property information described on the attached Exhibit B to the extent same is in Seller's possession (such information and the property information described in Section 4.1(a) through (1) below, to be known collectively as the "Property Information"). The term "in Seller's possession" when used in this Agreement means in the possession of Seller or its property manager, Shelter Bay Retail Group. To facilitate Buyer's evaluation, Seller shall give Buyer and its counsel, accountants, and representatives full access at the offices of Seller or its property manager at all reasonable times, to all of its books and records with respect to ownership, construction and operation of the Property, and the right to copy the same, and shall make available to Buyer all such documents and information concerning the same as Buyer may reasonably request and that are in the possession of Seller including, without limitation, the following information to the extent it is in Seller's possession:

                   a. Tenant Information. To the extent provided by tenants, copies of financial statements of all tenants under Leases covering the two years preceding the Execution Date; information relative to tenant payment history; CAM, real estate taxes and insurance reconciliations by tenant for the three (3) full calendar years preceding the date of the Agreement; tenants' allocation of CAM, real estate taxes and insurance reimbursements; and gross sales reports for each tenant reporting sales and all tenant correspondence related thereto).

                   b. Maintenance Records. All maintenance work orders for the 12 months preceding the Execution Date.

                   c. List of Capital Improvements. A list of all capital improvements performed on the Property within 24 months preceding the Execution Date.

                   d. Reports. Any environmental, soil, structural engineering and drainage reports, assessments, audits and surveys related to the Property.

                   e. Site Plans. The most recent site plans relating to the Property.

                   f. As-Built Plans and Specifications. Any as-built construction, architectural, mechanical, electrical, plumbing, landscaping and grading plans and specifications relating to the Property and any major capital repair, or tenant improvements (including bay depths and free protection specifications).



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                   g. Permits and Warranties. Copies of all warranties and
guaranties, permits, licenses and other approvals relating to the Property (including, without limitation, any and all roof warranties), and all certificates of occupancy pertaining to the Property.

                   h. Operating Information. Copies of (a) all utilities bills payable by Seller relating to the Property for the 12 calendar months preceding the Execution Date and a list of any utility company deposit; (b) all service contract billings; (c) all certificates of insurance of each tenant to the extent provided by tenants; (d) details of any reserves and the back-up of for any projections upon which the reserves are based; (e) year-to-date general ledger; (f) accounts receivable aging report, (g) all tax returns relating to the Property for the past calendar year; (h) any Tenant letters and back-up materials in Seller's possession; and (i) current delinquency lists.

                   i. Management Reports. Copies of monthly management reports for the Property for two (2) full calendar years preceding the date of the Agreement together with the current year's monthly reports.

                   j. Budget. Seller's most recent budget for the Property, including the budget for the forthcoming year, if applicable.

                   k. Insurance. Copies of Seller's insurance policies, a loss history and any current claims relating to the Property, certificate of insurance for the Property and any notices received by insurance carriers.

                   1. General. Any other material documents or information pertaining to the Property in Seller's possession.

        The parties acknowledge that the above-listed documents or those listed on Exhibit B may be over-inclusive and include information that is not in Seller's possession, as "Seller's possession" is defined in this Agreement. Seller is not responsible for generating any documents or reports for the purpose of Buyer's investigation of the Property. Buyer is responsible for conducting its own due diligence and obtaining any additional information and conducting such inspections and analyses as it deems necessary during the Review Period.

               4.2 Buyer's Property Review. From and after the Execution Date through the Close of Escrow, Buyer and its employees, agents, contractors, attorneys and consultants may, at reasonable times and with advance notice to Seller, inspect any Property Information not delivered pursuant to Exhibit B attached hereto and the Property and perform tests thereto at Buyer's expense.

                   (a) Buyer's Inspection. Buyer and its agents and employees shall use reasonable care in conducting any inspections or tests to prevent any damage to the Property, and shall conduct any such inspections or tests in a manner which will not unreasonably interfere with the tenants or operations of the Property, or violate the terms of any Leases. Buyer and Seller agree to cooperate and, to the extent possible, schedule inspections or tests at times mutually agreeable with tenants. Upon the completion of any inspection or test, Buyer shall restore the Property to its condition prior to such inspection or test, Buyer shall keep the Property free and clear of any liens and will indemnify, defend,


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and hold Seller harmless from all claims and liabilities asserted against Seller or the Property as a result of any entry onto the Property by Buyer, its agents, employees or representatives. The indemnification obligations of Buyer in this Section shall survive Closing or the earlier termination of this Agreement.

                   (b) Communications With Third Parties. In the course of its investigations Buyer may make inquiries to third parties including, without limitation, tenants, lenders, contractors, property managers, parties to contracts, and municipal, local, and other government officials and representatives. Any inquiries or other communications by Buyer to tenants of the Property shall be made only through or in the presence of Seller's property manager, unless otherwise consented to by Seller in advance. Any inquiries or other communications by Buyer with Seller's lender, contractors or other third parties engaged or employed by Seller (other than Seller's property manager) shall be made through Seller or in the presence of a designated representative of Seller, unless otherwise agreed to by Seller in advance. Notwithstanding the foregoing, in the event Seller fails to respond to Buyer's inquiries (which inquiries must be made to Seller's property manager) regarding tenants or third parties within two (2) days from such inquiry, such failure shall be deemed to be Seller's approval for Buyer to proceed directly to the tenants, or third party(ies) with such inquiry.

               4.3 Assumption of Operating Contracts. Prior to the expiration of the Review Period, Buyer shall deliver to Seller a notice setting forth which Contracts (as defined on Exhibit B) Buyer will assume and which Contracts are to be terminated by Seller at Closing. Buyer will assume the obligations arising from and after Closing under those Contracts that Buyer has agreed will not be terminated, or that are not terminable by their terms or under applicable law as of or before the Close of Escrow (the "Assumed Contracts"). For each Contract identified by Buyer, Seller shall deliver to Escrow a notice of termination to terminate effective as of Closing (or as of the earliest date permitted under the Contract) all Contracts that Buyer elects not to assume. Buyer's failure to timely provide such notice shall be deemed to constitute an election of Buyer to assume all Contracts.

               4.4 Confidentiality and Return of Information. Buyer agrees to keep confidential all information and documents provided to Buyer in connection with its review of the Property, and Buyer agrees not to disclose same to any third parties other than employees, agents, partners, contractors, attorneys and consultants of the Buyer who are assisting in Buyer's evaluation of the Property, all who have been instructed and have agreed to preserve the confidentiality of the information and documents. If Buyer or Seller terminates this Agreement prior to the removal of contingencies, or if for any reason thereafter the sale of the Property fails to close, Buyer shall return to Seller all of the documents and written information provided (and all copies thereof), and shall provide to Seller copies of any additional reports, studies and/or investigations, if any, obtained by Buyer which relate to the condition of the Property. Buyer's obligations contained in this paragraph shall survive the termination of this Agreement.

               4.5 Buyer's Possible Early Termination. On or before the expiration of the Review Period, Buyer shall deliver to Seller written notice (the "Contingency Notice") that (A) Buyer elects to terminate this Agreement, or
(B) Buyer has completed its inspection and review of the Property (except as to survey and title matters which may be objected to at a later date in accordance with Section 3.4), and that Buyer is fully satisfied with the Property and has waived all contingencies, except (i) matters disclosed in the PR, Survey or UCC Search; and


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(ii) the right to terminate this Agreement under Section 10.1 of this Agreement because of a failure of one of the Major Tenants to deliver an Estoppel Certificate on or before Closing. Buyer may terminate this Agreement upon written notice given to Escrow Agent and Seller delivered on or before the last day of the Review Period if Buyer shall not be satisfied in Buyer's sole and absolute discretion with the Property, the Property Information, the PR, the Survey, the UCC Searches, or any other matter whatsoever regarding the Property. Upon delivery of such termination notice by Buyer or upon failure of Buyer to deliver a Contingency Notice, this Agreement shall automatically terminate and the provisions of Section 4.6 shall apply.

               4.6 Consequences of Buyer's Early Termination. Any notice of termination given by Buyer shall be delivered to Seller and Escrow Agent. Upon the giving of notice of termination on or before the last day of the Review Period or under Section 3.5, this Agreement shall immediately terminate, the parties shall be released from all further obligations under and shall have no liability arising out of this Agreement (except with respect to any provisions that by their terms survive a termination of this Agreement). Escrow Agent shall immediately pay the entire Deposit plus any accrued interest to Buyer.

        5.     Representations and Warranties.

               5.1 Representations and Warranties of Seller.

                   (a) Seller hereby makes the following representations and warranties to Buyer, which representations and warranties shall continue to be true at Closing, unless Buyer is otherwise notified by Seller pursuant to
Section 5.1(n) below, and shall survive the Closing and the delivery of the "Deed," as that term is defined in Section 7.5(a) below, for a period of twelve
(12) months after Closing. Within 5 business days after the Execution Date, Seller shall deliver to Buyer Exhibits F, G, H, I and L of this Agreement. Upon delivery to Buyer, such exhibits shall be deemed to be incorporated into this Agreement and references in this Agreement to one or more such exhibits shall be references to the form of such exhibit or exhibits delivered to Buyer.

                   (b) "To the best of Seller's knowledge" or other references herein to Seller's knowledge shall mean that neither Kenneth L. Uptain nor Penny Gordon has actual knowledge of facts or circumstances which would make the statements or assertions in any representation or warranty inaccurate or misleading, without such persons having made any special inquiry or investigation with respect to the matters contained in such provisions and without such persons having undertaken a special review of Seller's files and documents in connection with the sale of the Property to Buyer. Kenneth L. Uptain is the individual within Seller's organization who is most familiar with the Property. Penny Gordon is the individual within the organization of Seller's property manager who is most familiar with the Property.

                   (c) Organization; Authority. Seller has the full legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller and all required consents obtained in connection with entering into this Agreement and the instruments referenced herein, and by the Close of Escrow all such necessary action will have


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been taken to authorize the consummation of the transaction contemplated hereby.
This Agreement and the instruments referenced herein have been and will be duly authorized and properly executed and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has made, obtained, or given (or by the Close of Escrow will have made, obtained, or given) all consents, waivers, approvals and/or authorizations of or filing, registration, or qualification with, or notice to, any governmental instrumentality or any other entity or person which, to the best of Seller's knowledge, are required to be made, obtained, or given by Seller in connection with the execution, delivery, and performance of this Agreement and the instruments referenced herein. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller have the full legal power, right and authority to bind Seller thereto.

                   (d) No Conflict. To the best of Seller's knowledge, neither the execution and delivery of this Agreement and the instruments referenced herein, nor the incurring of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the instruments referenced herein conflict with or result in the "material breach" of any term, condition or provision of, or constitute a "default" under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, lease, or other agreement or instrument to which Seller is a party or by which Seller or the Property may be bound. The terms "material breach" and "default" as used in this subparagraph means a breach or de fault which would make this Agreement unenforceable against Seller in accordance with its terms or which would result in a lien or encumbrance against the Property which would survive the Closing.

                   (e) No Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of the Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                   (f) Property Information. Seller has made (or will make, under the terms set forth in this Agreement) available to Buyer for its review all material documents, files, written information, books and records in Seller's possession relating to the Property, including without limitation any and all roof warranties. To the best of Seller's knowledge: there are no material structural, electrical, mechanical, plumbing, roof, paving or other defects in the Improvements; the roofs are free of leaks and in sound structural condition; the Personal Property is in good working order in all material respects; and the Property Information is true and correct in all material respects. Seller has not failed to disclose or make available to Buyer any materially adverse facts actually known by Seller (without investigation) respecting the Property.

                   (g) Leases; Rent Roll. To the best of Seller's knowledge and except as set forth on Exhibit F attached hereto (i) each tenant shown on the Rent Roll is in possession of its respective space, and (ii) the Lease related to such space is in full force and effect and has not been amended, assigned or modified except pursuant to any amendment, assignment or modification delivered to Buyer as part of the Property Information. Except as set forth in Exhibit F attached


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hereto, (i) no tenant has asserted to Seller, or to the best of Seller's knowledge has, any defense to its Lease nor any claim against the landlord with respect to or arising out of the tenancy; (ii) to the best of Seller's knowledge, no tenant is in default under its Lease; (iii) with the exception of on-going maintenance work which is the obligation of Seller as landlord under any Lease, all work required to be done by Seller, as landlord, has been or by the Closing will be done or furnished; (iv) no tenant has any option or other right to purchase the Property or any part thereof or interest therein; (v) to the best of Seller's knowledge, there are no adverse or other parties in possession of the Property or any part thereof except Seller and tenants under the written Leases set forth in the Rent Roll, (vi) to the best of Seller's knowledge, no tenant has initiated or had initiated against it any insolvency, bankruptcy, receivership or other similar proceeding; (vii) except as disclosed in the Property Information, no tenant has paid any rent in advance except for the current month, (viii) no tenant is currently entitled to receive any improvement or work allowance or take a rental reduction to pay for tenant improvements; (ix) there are no leasing or other commissions due, nor will any become due, in connection with any Lease, any renewal, extension, or expansion of any Lease and no understanding or agreement with any party exists as to a payment of any leasing commissions or fees regarding future Leases or as to procuring of tenants; and (x) none of the Leases and none of the rents or other amounts payable under the Leases has been assigned, pledged or encumbered by Seller except pursuant to a mortgage loan to be satisfied at Closing. There are no oral or other terms or agreements between Seller and any of the tenants except as set forth in the Leases or delivered to Buyer as part of the Property Information.

                   (h) Contracts. Except as set forth in Exhibit G. Seller is not a party to any service agreements, management agreements or other contracts with respect to the Property or any part thereof. To Seller's best knowledge, neither party is in default thereunder and each Contract is in full force and effect.

                   (i) Governmental Actions. Seller has received no written notice from any governmental authority or other person of, and has no actual knowledge (without investigation) of: (i) any current violation of zoning, building, fire, health, or environmental laws with respect to the Property or operation of the Property by Seller, or (ii) any imposition of any special tax or assessment against the Property not otherwise shown on the PR, the property tax bills or other information to be provided to Buyer as part of the Property Information.

                   (j) Zoning and Other Governmental Information. Seller has made no request or application for and knows of no proceeding to alter or restrict the current zoning or other use restrictions applicable to the Property. To the best of Seller's knowledge and except as disclosed to Buyer: there is no pending or threatened action or governmental proceeding in eminent domain, zoning change, rent control or otherwise that would directly affect the Property; and the present use of the Property does not violate any restrictive covenants affecting the Property.

                   (k) Permits. To Seller's best knowledge, Seller (i) has obtained all certificates of occupancy, licenses, and permits that are required for Seller's (but not any tenant's) operation of the Property and all of such certificates of occupancy, licenses, and permits are in full force and effect, and (ii) has not received any written notice from the applicable issuing agency or authority of such agency's or authority's intention to revoke any certificate of occupancy, license, or permit required for Seller's operation the Property.


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


                   (l) Insurance Requirements. The Property is insured at its full replacement value and rents for all tenants other than Safeway and PayLess are insured in an amount not less than ninety percent (90%) of the annual rental amount shown on the Rent Roll. Safeway and PayLess obtain their own rent insurance and Seller has not received evidence from these tenants of the amount of such coverage. Seller has requested this information from Safeway and PayLess, but cannot warrant when a response will be provided. Seller shall add to the form of Estoppel Certificate (as defined in Section 10.1) provided to Safeway and PayLess a warranty regarding the percentage of annual rents currently insured by such tenant. Seller has not received any written notice from any insurance company or board of fire underwriters requesting the performance of any work or alteration with respect to the Property, or requiring an increase in the insurance rates applicable to the Property due to any requested work or alteration, or adverse condition on, the Property, or that the Property does not comply with the requirements of any insurance carriers providing insurance therefor.

                   (m) Utilities. To the best of Seller's knowledge, all water, sewer, gas, electric, telephone, and drainage facilities, and other utilities required for the normal and proper operation of the Property are installed to the property line.

                   (n) Litigation. To Seller's best knowledge and except as set forth in Exhibit H attached hereto, there is no pending or threatened, litigation, condemnation proceeding, governmental investigation or like proceeding before any court, tribunal, or other governmental agency against Seller respecting the Property or the operation of the Property by Seller, or that challenges or impairs Seller's ability to execute or perform its obligations under this Agreement. Seller has not received notice of any attachments or executions pending against or threatened against Seller or the Property, and Seller is not aware of any facts which might result in any such litigation, investigation or proceeding.

                   (o) Employees. Seller has no employees.

                   (p) General Representation. No representation, warranty or statement of Seller in this Agreement or, to the best of Seller's knowledge, in any document, certificate or schedule furnished to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained therein not misleading. Seller shall promptly inform Buyer, as further set forth below, in writing of any material adverse change in the condition, financial or otherwise, of the Property or the operation thereof that occurs at any time prior to Close of Escrow, and of any facts or circumstances which would materially change any exhibit attached hereto, or any of the representations or warranties of Seller contained herein (collectively, a "Material Change"). Seller shall issue a certificate at Closing stating that all of Seller's representations and warranties are true and correct as of said date, except as to facts, if any, concerning which Buyer was notified in writing. In any event, if Seller shall give notice to Buyer of a Material Change prior to Close of Escrow, thereafter, Buyer shall have the option to (i) terminate this Agreement and have the Deposit returned to Buyer in accordance with Section 4.6, or (ii) close this transaction as provided herein, in which event Seller shall cure or remove any such Material Change prior to Closing, but only to the extent such Material Change was caused by events directly within

Seller's control (the "Curable Material Change"). Failure of Seller to cure or remove a Curable Material Change will be deemed a default hereunder, subject to all rights and remedies of Buyer provided in such event. If Seller gives notice to Buyer of a Material Change prior to Close of Escrow, which Material Change is not a Curable Material Change, then Buyer must elect to (i) terminate this Agreement and have the Deposit returned by Buyer in accordance with Section 4.6, or (ii) accept the changed fact or circumstance and close this transaction as provided herein. To the extent that Buyer has actual knowledge at or prior to the Close of Escrow of facts contrary to any representations or warranties made herein or in Section 6.1, and Buyer elects to close this transaction nevertheless, Buyer shall not be entitled to rely on any such representation or warranty to the extent of such knowledge and shall be entitled to no remedy against the Seller for the failure of any such representation or warranty, except the remedies set forth in this paragraph above with respect to a Curable Material Change. Seller makes no representations or warranties regarding Seller, the condition of the Property or the suitability of the Property for Buyer's uses except as expressly set forth in this Agreement.

               5.2 Buyer's Representations and Warranties. Buyer hereby makes the following representations and warranties to Seller, which representations and warranties are being relied upon by Seller, shall continue to be true at Closing, and shall survive the Closing and the delivery of the Deed.

                   (a) Organization; Authority. Buyer has the full legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer and all required consents have been obtained by Buyer in connection with entering into this Agreement and the instruments referenced herein, and by the Close of Escrow all such necessary action will have been taken to authorize the consummation of the transaction contemplated hereby. This Agreement and the instruments referenced herein have been and will be duly authorized and properly executed and will constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms. Buyer has made, obtained, or given (or by the Close of Escrow will have made, obtained, or given) all consents, waivers, approvals and/or authorizations of, or filing, registration, or qualification with, or notice to, any governmental instrumentality or any other entity or person required to be made, obtained, or given by Buyer in connection with the execution, delivery, and performance of this Agreement and the instruments referenced herein. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the full legal power, right and actual authority to bind Buyer

                   (b) No Conflict. Neither the execution and delivery of this Agreement and the instruments referenced herein, nor the incurring of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the instruments referenced herein conflict with or result in the material breach of any term, condition or provision of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, lease or other agreement or instrument to which Buyer is a party.

                   (c) Litigation. Except as disclosed to Seller, there is no pending or, to Buyer's best knowledge threatened, litigation, proceeding, governmental investigation or like proceeding before any court, tribunal, or other governmental agency that challenges or impairs Buyer's ability to execute or perform its obligations under this Agreement.

                   (d) No Bankruptcy. Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of the Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

        6.     Hazardous Materials.

               6.1 Representations and Warranties Regarding Hazardous Materials. Seller hereby makes the following representations and warranties to Buyer, which representations and warranties shall survive the Closing and the delivery of the Deed for a period of twelve (12) months after the Close of Escrow. To the extent there is any Material Change to any of the following representations, warranties and covenants, such Material Change shall be governed by the terms and conditions of Section 5.1(n) of this Agreement:

                   (a) Except as disclosed on Exhibit I, to Seller's best knowledge, (i) neither Seller nor any third party has used, generated, treated, manufactured, produced, introduced, stored, discharged, disposed of or released on, under or about the Property or transported to or from the Property, any Hazardous Materials (as defined below); (ii) no Hazardous Materials exist on, under or in the Property; (iii) no Hazardous Materials are located on or below the surface of the Property; (iv) no portion of the Property has ever been used as a storage or disposal site for Hazardous Materials; (v) no asbestos or asbestos containing materials are now or have been in the past located on or incorporated into the Property; and (vi) there are not now nor have there ever been any underground tanks located on the Property.

                   (b) To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority (including, without limitation, the United States Environmental Protection Agency or the Washington State Department of Health) with respect to the presence of any Hazardous Materials on the Property or the migration thereof from or to other property.

               6.2 Indemnification of Buyer Regarding Hazardous Materials. Seller shall indemnify, protect, defend and hold Buyer harmless from and against any and all claims, costs, expense, suits, judgments, actions, investigations, proceedings and liability arising out of or in connection with any breach of the representations and warranties set forth in Section 6.1. Regardless of the extent of Buyer's claims, costs or losses in connection with the representations or warranties set forth in Section 6.1 above, Seller's indemnification obligations shall not exceed Three Million Dollars ($3,000,000.00) in the aggregate.

               6.3 Definitions. "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so-called "common law") relating to Hazardous Materials, environmental conditions on, under or about the

Property, soil and ground water conditions or other similar substances or conditions, including without limitation the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Washington Model Toxic Control Act, any amendments to any of the foregoing, and all rules, decrees, orders and regulations promulgated thereunder, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations. "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance under any Hazardous Materials Law, (b) is controlled or governed by any Hazardous Materials Law or gives rise to any reporting, notice or publication requirements thereunder, or gives rise to any liability, responsibility or duty thereunder on the part of Seller, or (c) is asbestos or an asbestos-containing material.

        7.     Escrow; Closing.

               7.1 Escrow Agent. The Closing ("Closing") shall occur through an escrow (the "Escrow") opened at the Escrow Agent named in the Basic Terms. Escrow Agent is designated, authorized and instructed to act as Escrow Agent pursuant to the terms of this Agreement.

               7.2 Escrow Instructions; Opening of Escrow. This Agreement shall constitute initial escrow instructions to Escrow Agent. The parties shall execute any additional escrow instructions reasonably required by Escrow Agent to consummate the transaction provided for herein; provided, however, such additional escrow instructions shall not modify the provisions of this Agreement unless such instructions are signed by both parties. Within three (3) business days after the Execution Date, the parties shall deliver a fully executed copy of this Agreement to Escrow Agent and Buyer shall deliver the Deposit to Escrow Agent.

               7.3 Closing. "Close of Escrow" or "Closing" means the date Escrow Agent records the Deed in favor of Buyer and delivers the Purchase Price to Seller. The Closing shall take place on the Closing Date set forth in the Basic Terms, or if such date does not fall on a business day, on the next succeeding business day.

               7.4    Conditions to Closing.

                   (a) Buyer's Conditions. Buyer shall not be obligated to proceed with the Closing unless each of the following conditions has been either fulfilled or waived by Buyer on or before the Closing:

                      (i) There shall have been no uncured material breach of
               any representation or warranty given by Seller herein;

                      (ii) Escrow Agent or Seller shall have delivered or shall
               be prepared to deliver to Buyer all instruments and documents to be delivered by Seller at the Closing pursuant to any provision of this Agreement;

                      (iii) Title Insurer shall have delivered or shall be
               prepared to deliver to Buyer the Title Policy; and

                      (iv) Buyer shall have received for each Lease an "Estoppel
               Certificate," each of which shall be: (i) in the form described in Section 10.1 and unmodified from that form except as expressly approved by Seller, (ii) consistent in all material respects with the Rent Roll and the representations and warranties of Seller, and (iii) dated no earlier than sixty (60) days before the date of Closing (collectively, the "Tenant Estoppel Certificates") (unless Buyer requests on or before August 11, 1997 that one or more Estoppel Certificates be dated no earlier than thirty (30) days before the date of Closing).

In the event that any of the foregoing conditions shall not have been fulfilled on or before the Closing Date and Buyer is not in default under this Agreement and is otherwise prepared to close, Buyer shall elect, by notice to Seller (i) to terminate this Agreement upon notice to Seller, whereupon this Agreement shall automatically terminate and the provisions of Section 4.6 shall apply,
(ii) extend the Closing Date for a period of no more than ten (10) business days to allow for satisfaction of the foregoing conditions, or (iii) proceed with Closing and waive such conditions, provided that such waiver shall not affect Buyer's rights under Section 5.1(n) of this Agreement.

                   (b) Seller's Conditions. Seller shall not be obligated to proceed with the Closing unless each of the following conditions has been fulfilled or waived by Seller on or before the Closing Date:

                             (i) Escrow Agent shall be prepared to pay to Seller
               all amounts to be paid to it at the Closing pursuant to the provisions of this Agreement;

                             (ii) Escrow Agent or Buyer shall be prepared to
               deliver to Seller all instruments and documents to be delivered by Buyer at the Closing pursuant to any provision of this Agreement; and

                             (iii) Buyer has delivered all funds and documents
               to escrow as required by the terms of this Agreement and Buyer has not defaulted or breached any of the terms of this Agreement.

In the event that any of the foregoing conditions shall not have been fulfilled on or before the Closing Date, then Seller shall elect, by notice to Buyer, to
(i) terminate this Agreement, in which event this Agreement shall automatically terminate and the provisions of Section 9.1 shall apply, (ii) extend the Closing Date for no more than ten (10) business days to allow for satisfaction of such conditions, or (iii) waive such conditions and proceed with Closing.

               7.5 Seller's Closing Deliveries. At or prior to Closing, Seller shall deliver or cause to be delivered to Buyer through Escrow or otherwise, each of the following instruments and documents:

                   (a) Deed. A Statutory Warranty Deed, in the form attached hereto as Exhibit C executed and acknowledged by Seller, conveying to Buyer good, indefeasible and marketable fee simple title to the Property (the "Deed") subject to the Permitted Exceptions;

                   (b) Bill of Sale. A Bill of Sale, Assignment and Assumption of Leases, Contracts and Personal Property in the form of the attached Exhibit D, executed by Seller, conveying, assigning and transferring to Buyer all of the Personal Property, Leases, Assumed Contracts and Warranties (the "Bill of Sale").

                   (c) Tenant Notices. A notice to each tenant in substantially the form and content of Exhibit J attached hereto setting forth the fact that the Property has been sold to Buyer, the address of Buyer, and instructions as to the payment of rent and other charges under the Leases after the Closing;

                   (d) Seller's Certificate. A certificate of Seller that all representations and warranties made by Seller in this Agreement are true as of Closing, with the exception of any Material Changes, if any, which have been disclosed to Buyer as provided in Section 5.1(n) of this Agreement;

                   (e) FIRPTA Affidavit. An affidavit stating Seller's U.S. taxpayer identification number and that Seller is a "United States person," as defined by Internal Revenue Code Section 1445(f)(3) and Section 7701(b);

                   (f) Original Property Documents. To the extent in Seller's possession, all original Leases and Contracts assumed by Buyer, the certificate of occupancy for the Property and all assignable licenses and permits relating to the use, occupancy or operation of the Property, copies of correspondence with tenants and suppliers, receipts for deposits, unpaid bills and other papers or documents that pertain to the Property, together with all advertising materials, booklets, keys and other items, if any, used in the operation of the Property, and the original "as-built" plans and specifications and all other available plans and specifications;

                   (g) Current Rent Roll. A Rent Roll dated not more than five
(5) days prior to the Closing certified by Seller as true and complete showing no adverse changes from the Rent Roll delivered as part of the Property Information, other than Material Changes, if any, disclosed to Buyer pursuant to
Section 5.1(n) of this Agreement;

                   (h) Tenant Estoppel Certificates. Originals of all Estoppel Certificates to the extent not theretofore delivered;

                   (i) Other Documents. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required by Escrow Agent, Title Insurer or otherwise to carry out the terms and intent of this Agreement.

               7.6 Buyer's Closing Deliveries. At or prior to Closing, Buyer shall deliver or cause to be delivered to Seller through Escrow the following:

                   (a) Purchase Price. The balance of the Purchase Price, plus or minus prorations and adjustments as provided for herein;

                   (b) Bill of Sale. The Bill of Sale, executed by Buyer; and

                   (c) Other Documents. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required by Escrow Agent, Title Insurer or otherwise to carry out the terms and intent of this Agreement.

               7.7 Prorations and Adjustments. The following shall be prorated and adjusted between Seller and Buyer as of midnight of the day preceding the Closing, except as otherwise specified.

                   (a) Current Rents. Tenant rents (including payments for taxes, utilities, common area maintenance, insurance and other operating costs), based on a rental statement prepared by Seller and approved by Buyer (which statement must be consistent with the final Rent Roll).

                   (b) Past Due Rents. Delinquent tenant rentals shall not be prorated at Closing. Delinquent tenant rentals (including payments for taxes, utilities, common area maintenance, insurance and other operating costs) due for the month of Closing shall be collected by Buyer using commercially reasonable efforts. If collected by Buyer, delinquent rents for the month of Closing shall be applied first to pay Seller its pro-rata portion of such rents for the month of Closing (after deduction pro-rata of all collection costs including attorneys' fees). Seller shall have the right to seek collection from any tenants who are more than thirty (30) days in arrears, which tenants will be identified by Seller prior to Closing; provided that Seller shall have no right to bring any collection actions or proceedings against any delinquent tenant so long as such tenant remains in possession of its leased premises on the Property; and provided further that Seller shall not commence any unlawful detainer or other forfeiture or eviction proceeding without Buyer's prior written consent, which Buyer may condition or deny in its discretion.

                   (c) Percentage Rents. Percentage rents shall be separately prorated under each Lease on the basis of the Lease year or other accounting period set forth in such Lease for the payment of percentage rents. All percentage rent payments for the accounting period including Closing made prior to Closing shall be credited to Seller. All payments of percentage rent for the accounting period including Closing received by either party on or after Closing shall be retained by, or remitted to, Buyer, as the case may be, until determination of Seller's allocable share thereof in each instance. Upon final determination of percentage rents owed by a tenant under its Lease for the accounting period under such Lease in which Closing occurs, Seller and Buyer shall adjust between themselves amounts owed for such accounting period on account of percentage rents, and Seller's allocable share of such percentage rents shall be an amount equal to the amount of percentage rent owed by such tenant for the accounting period multiplied by a fraction, the numerator of which is the tenant's gross revenues prior to Closing, and the denominator of which is the tenant's total gross revenues during such accounting period.

                   (d) Security Deposits and Other Tenant Credits. The amount of all unapplied tenant security deposits and any accrued interest due tenants thereon shall be credited to Buyer based on a rental statement prepared by Seller and approved by Buyer (which statement must be consistent with the final Rent Roll).

                   (e) Contracts. Prepaid charges in connection with any Contracts that Buyer elects to assume, or licenses or permits, shall be credited to Seller. Accrued and unpaid charges in connection with such Contracts, or licenses or permits, shall be credited to Buyer.

                   (f) Taxes. All real property taxes for the year immediately preceding the year of Closing that are payable in the year of Closing, and for years prior thereto, shall be paid by Seller on or before the Closing. Real property taxes for the . year of Closing shall be prorated on the basis of the most recent assessment and levy. Any and all claims or rights to appeal the amount of any real property taxes or other taxes charged in connection with the Property for any period, shall belong to Buyer following the Closing.

                   (g) Private Assessments. Payments due under any assessment imposed by private covenant shall be prorated as of the Closing.

                   (h) Utilities. Except to the extent such items are the responsibility of tenants, prepaid water, sewer, and other utility charges shall be credited to Seller, and accrued and unpaid water, sewer, and other utility charges shall be credited to Buyer.

                   (i) Leasing Commissions. On or before the Closing Date, Seller shall pay in full all leasing commissions due to leasing or other agents for the current remaining term of each Lease (determined without regard to any unexercised termination or cancellation right).

                   (j) Other Items. All other items customarily prorated or required by any other provision of this Agreement to be prorated or adjusted.

                   (k) Re-prorations. At Closing, the amount of prorations and adjustments as aforesaid shall be determined or estimated to the extent practicable, and monetary adjustment shall be made between Seller and Buyer. As the amounts of the respective items become finally ascertained, further adjustment shall be promptly made between the parties in cash.

               7.8  Expenses.

                   (a) Seller's Payments. Seller will pay: (1) any state, city or county excise tax or documentary transfer tax, in the amount Escrow Agent determines to be required by law, (2) the cost of the Title Policy and sales tax thereon, but only up to the amount of the undiscounted premium that would be charged on a an owner's standard coverage form of policy and sales tax thereon,
(3) all recording fees, (4) one-half of Escrow Agent's Escrow fee or Escrow termination charge, and (5) other Seller's charges and expenses, in accordance with the customary practices of Escrow Agent.

                   (b) Buyer's Payments. Buyer will pay: (1) the cost of the Title Policy in excess of the amount of the undiscounted premium that would be charged on an owner's standard coverage form of policy including sales tax thereon and any endorsements requested by Buyer, (2) one-half of Escrow Agent's Escrow fee or Escrow termination charge, and (3) other Buyer's charges and expenses, in accordance with the customary practices of Escrow Agent.

               7.9 Distribution of Funds and Documents. At the Close of Escrow, Escrow Agent shall do each of the following:

                   (a) Payment of Encumbrances. Pay the amount of those monetary liens that are not Permitted Exceptions utilizing funds to which Seller shall be entitled upon Close of Escrow and funds (if any) deposited in Escrow by Seller.

                   (b) Recordation of Documents. Submit to the County Recorder of the County in which the Property is located the Deed and each other document to be recorded under the terms of this Agreement or by general usage, and, after recordation, cause the County Recorder to mail the Deed to Buyer and each other such document to the grantee, beneficiary or person acquiring rights thereunder or for whose benefit said document was recorded.

                   (c) Non-Recorded Documents. Deliver by United States mail (or for personal pickup, if requested): (1) the Title Policy to Buyer; and (2) each other non-recorded document received hereunder to the payee or person acquiring rights thereunder or for whose benefit said document was acquired.

                   (d) Distribution of Funds. Deliver (1) to Seller, or order, subject to the provisions of this Section, the cash portion of the Purchase Price, adjusted for prorations, charges and other credits and debits provided for herein; and (2) to Buyer, or order, any excess funds delivered to Escrow Agent by Buyer. Such funds shall be by delivered by wire transfer or cashier's check in accordance with instructions for Seller and Buyer; if no instructions are given, Escrow Agent shall deliver such funds by Escrow Agent's check via United States mail to the appropriate party at the address set forth for notice in this Agreement.

               7.10 Reporting Person. Seller and Buyer hereby designate the Escrow Agent to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Paragraph 1.6045-4(e)(5).

               7.11 Completion of Documents. Escrow Agent is authorized to insert the date of Closing and otherwise to complete the documents deposited in Escrow, where appropriate and consistent with this Agreement.

        8.     Indemnification.

               8.1 Seller's Indemnity. Seller agrees to indemnify, protect, defend and hold Buyer and its officers, directors, partners, agents, employees, affiliates, heirs, and successors and assigns harmless from and against any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments incurred by Buyer (except for claims arising out of or in connection with acts or omissions of Buyer) and all reasonable expenses related thereto, including, without limitation, court costs and reasonable attorneys' fees, arising out of (i) claims by third parties arising out of Seller's ownership, maintenance, or operation of the Property and accruing prior to Closing, except such indemnification obligations shall be limited to $2,000,000 in the aggregate, or (ii) a default of Seller or breach of any representation or warranty of Seller contained in this Agreement (except those contained in Section 6.1, for which Seller's obligations are separately addressed in Section 6.2). The indemnities set forth in this Section shall not apply to the extent of any item that by this Agreement specifically becomes the obligation of Buyer.

               8.2 Buyer's Indemnity. Buyer agrees to indemnify, protect, defend and hold Seller and its officers, directors, partners, agents, employees, affiliates, heirs, successors and assigns harmless from and against any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments incurred by Seller (except for claims arising out of or in connection with acts or omissions of Seller), and all reasonable expenses relating thereto, including, without limitation, court costs and reasonable attorney's fees, arising out of (i) claims by third parties made in connection with Buyer's ownership, maintenance, or operation of the Property accruing after Closing, except such indemnification obligations shall be limited to $2,000,000.00 in the aggregate, or (ii) a default of Buyer or breach of any representation or warranty of Buyer contained in this Agreement. The indemnity set forth in this Section shall not apply to the extent of any item that by the terms of this Agreement specifically does not become an obligation of Buyer.

        9.     Default.

               9.1 Buyer Default. In the event the Buyer fails, without legal excuse, to complete the purchase of the property, the earnest money deposit made by the Buyer shall be forfeited to Seller as the sole and exclusive remedy to the Seller for such failure. In such event, this Agreement shall terminate hereunder (except with respect to provisions that by their terms survive a termination of this Agreement).

               9.2 The Sellers Default. In the event this transaction fails to close due to a default by Seller, Buyer shall be entitled to all of its out-of-pocket expenses incurred in connection with this transaction, including the Deposit and any interest accrued thereon, and shall have the right to pursue any other remedy available to it at law or equity, including the specific performance of this Agreement.

        10.    Certain Additional Agreements.

               10.1 Tenant Estoppel Certificates. Seller shall use commercially reasonable efforts to obtain from each of the tenants of the Property during Buyer's Review Period an executed Estoppel Certificate, in substantially the form attached hereto as Exhibit E ("Estoppel Certificate), provided however, that if the terms of any Lease specify a different form of estoppel, or any tenant refuses to execute an Estoppel in the form of Exhibit E, a form of estoppel in the form so specified by a particular Lease or such other form as may reasonably be agreed to by Buyer shall be acceptable to Buyer in lieu thereof. As to any tenants, other than the Major Tenants listed on attached Exhibit K, for which Seller is not able to obtain an Estoppel Certificate, Seller shall execute an Estoppel Certificate concerning the matters contained in Exhibit E (or such alternate form of certificate as may be required by the terms a Lease) and deliver same to Buyer on or before Closing (provided, however, that representations concerning claims or actions of the tenant in such Certificate shall be made to the best of Seller's knowledge only). Buyer shall not be required to accept a Seller-executed Estoppel Certificate with respect to a Major Tenant, and the failure of a Major Tenant to execute an Estoppel Certificate on or before Closing shall entitle Buyer to elect not to close this transaction, in which event the provisions of Section 4.6 regarding termination of this Agreement shall apply. The failure of any tenant to execute an Estoppel Certificate and deliver the same on or before the Closing Date shall not be a default by Seller hereunder if Seller delivers a Seller-executed Estoppel Certificate on behalf of such tenant at Closing.

               10.2 Brokers. Buyer and Seller acknowledge and agree that Colliers MacAulay Nicolls have acted as Seller's brokers in connection with this transaction. Seller agrees to pay a commission to Colliers MacAulay Nicolls in accordance with such separate agreement(s) as Seller may have with such party. Each party represents and warrants to the other party that no other brokers or finders have been employed or are entitled to a commission or compensation in connection with this transaction. Each party hereto agrees to indemnify and hold harmless the other party from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys' fees and court costs) of any kind of character arising out of or resulting from any agreement, arrangement or understanding (except as set forth above with respect to Colliers MacAulay Nicolls) alleged to have been made by such party or on its behalf with any broker or finder in connection with this Agreement or transaction contemplated hereby. The foregoing indemnity shall survive the Closing or the earlier termination of this Agreement and shall not be limited by any provision of this Agreement.

               10.3 Operations During Pendency of Agreement. Except as otherwise required or permitted by the terms of this Agreement between the Execution Date and the earlier of the termination of this Agreement and Closing:

                   (a) Maintenance. Seller will continue to operate and maintain the Property in good condition and repair (reasonable wear and tear, casualty and condemnation excepted) in accordance with past practices. After expiration of the Review Period, provided Buyer is not in default under this Agreement, Seller will not make any material removals, alterations or changes to the Property except as expressly approved in writing in advance by Buyer (which approval shall not be unreasonably withheld if any such improvement is required by law, any of the Leases or prudent management practices);

                   (b) No Transfers. Seller will not sell, transfer, convey or encumber, or cause to be sold, transferred, conveyed or encumbered, the Property, or any part thereof or interest therein, or alter the zoning classification of the Property, or otherwise perform or permit any act that will materially diminish, encumber or affect Seller's rights in and to the Property or prevent it from performing fully its obligations hereunder, except as Seller may be required to so do by law;

                   (c) Leases and Contracts. After the Execution Date, provided Buyer is not in default under this Agreement, Seller will not amend or cancel any Lease or Contract, will not renew or extend any Lease or Contract, and, will not enter into any new Lease for all or any part of the Property or any contract that will be an obligation affecting the Property after Closing, without in each case first obtaining the consent of Buyer (all obligations of Landlord under any new Lease or any Lease amendments, or any Contract, approved by Buyer shall be assumed by Buyer at Closing). Notwithstanding the foregoing, Seller may take actions in the customary and usual course of operations of the Property as may be necessary or appropriate to protect or enforce Seller's rights or interests under any Lease, Contract or insurance policy and under the terms of any loans or other indebtedness secured by the Property. Seller shall promptly inform Buyer of any such actions taken by Seller. Wherever Buyer's prior consent is required in this Section 10.3, Buyer agrees that such consent shall not be unreasonably withheld. Buyer hereby agrees that the tenancy with Little Caesar's may be terminated and the premises vacated prior to Closing due to Little Caesar's failure to pay rents or other charges due under its lease.

                   (d) Insurance. Seller will maintain all existing fire and extended coverage casualty insurance in force with respect to the Property;

                   (e) Seller's Obligations. Seller shall pay as and when due on or before the Closing Date all debts and liabilities which, if unpaid, could result in a lien or encumbrance against the Property.

             10.4   Destruction of Improvements; Condemnation.

                   (a) Condemnation. If, prior to the Closing Date, any material portion of the Land (meaning a portion of the Land having fair market value of $200,000.00 or more) or any of the rentable square footage of the Improvements is taken, by eminent domain or otherwise (or is the subject of a pending, threatened or contemplated taking which has not been consummated), or if the access thereto or available parking area therefor is reduced or restricted so that the Property as it is currently used is no longer usable or is not in compliance with zoning requirements, Seller shall immediately notify Buyer in writing of such fact. In such event, Buyer shall have the option in its sole discretion, to terminate this Agreement upon written notice to Seller given not later than ten (10) days after receipt of Seller's notice. If Buyer does not exercise this option to terminate this Agreement, or if there has not been a material taking by eminent domain or otherwise to give rise to such option, neither party shall have the right to terminate this Agreement, but the Seller shall assign and turn over, and the Buyer shall be entitled to receive and keep, all rewards for the taking by eminent domain which accrue to Seller and the parties shall proceed to consummate the transaction contemplated by this Agreement pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price.

                   (b) Damage or Destruction. Prior to Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section. If, prior to Closing any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer in writing of such fact. If such damage or destruction is "material", Buyer shall have the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) days after receipt of Seller's notice. For purposes hereof,

"material" shall be deemed to be (i) any uninsured damage or destruction to the Property or (ii) any insured damage or destruction where the cost of repair or replacement is estimated to be Two Hundred Thousand Dollars ($200,000.00) or more. If Buyer does not exercise this option to terminate this Agreement, or if the casualty is not material and provided Buyer receives reasonable assurance that insurance proceeds are available and collectible without any enforcement action, neither party shall have the right to terminate this Agreement and Seller shall assign and turn over and Buyer shall be entitled to receive and keep, all insurance proceeds payable to it with respect to such destruction (which shall then be repaired or not at Buyer's option and cost), including any rent loss insurance, plus Seller shall pay over to Buyer an amount equal to the deductible amount with respect to the insurance and contemplated by this Agreement pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.

               10.5 Receivables Retained by Seller. Under the terms of the applicable Leases, Seller is entitled to payments from the tenants listed on Exhibit L in connection with tenant improvements costs already incurred by Seller. These payment rights will be retained by Seller after Closing and will not be assigned or transferred to Buyer. Seller retains all rights to collect amounts due thereunder and to enforce Seller's rights against the makers and guarantors of such amounts; provided that Seller shall have no right to bring any collection actions or proceedings against any tenant, or maker or guarantor of such tenant so long as such tenant remains in possession.

        11.    General Provisions.

               11.1 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, executors, personal representatives, successors, and assigns. This Agreement may be assigned by Buyer, with prior notice to Seller, to an affiliate entity in which Buyer's principal is manager without the consent of Seller. Except as provided in this Section, this Agreement may not be assigned without Seller's prior written consent.

               11.2 Attorneys' Fees. If any action shall be instituted between Seller and Buyer in connection with this Agreement or in connection with the enforcement of any indemnity under this Agreement (including appeals), the party prevailing in such action shall be entitled to recover from the other party all of its costs of action, including reasonable consultants' and attorneys' fees and costs. For purposes of this Agreement, the terms "attorneys' fees" and "attorneys' costs" shall include the fees and expenses of counsel to the prevailing party, which may include printing, photocopying, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

               11.3 Construction. All words herein that are expressed in the neuter gender shall be, deemed to include the masculine, feminine and neuter genders and any word herein that is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular. The obligations of each Seller under this Agreement are joint and several.

               11.4 Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.

               11.5 Entire Agreement. This Agreement, including all exhibits attached hereto and documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained herein. This Agreement may be amended only by a written memorandum executed by both of the parties hereto. All exhibits and schedules attached to this Agreement are incorporated herein by reference.

               11.6 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Buyer at Closing, Seller and Buyer each agree to perform, execute and deliver on Closing, any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Buyer, and the assumption of obligations respecting the Property by Buyer, that are otherwise consistent with the provisions of this Agreement.

               11.7 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Washington, without regard to conflict of law principles. Buyer and Seller hereby consent to and subject themselves to the jurisdiction of the courts of competent jurisdiction of the State of Washington with respect to any claim or proceeding relating to this Agreement and further agree that the venue of any action or proceeding relating to this Agreement shall lie in the State or Federal courts located in Snohomish County, Washington.

               11.8 Headings. Headings of Sections are for convenience of reference only, and shall not be construed as a part of this Agreement.

               11.9 No Third Party Beneficiary. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective partners, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

               11.10 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed, hand delivered, sent by Federal Express or other recognized overnight courier service, or sent by facsimile transmission, to the parties as follows:

        If to Buyer:

               Parkway Capital, Inc.
               800 Fifth Avenue, Suite 3700
               Seattle, WA  98104
               Attn:  Michael Sandorffy
               Telephone:  206-682-6868
               Facsimile:  206-682-1040

        With a copy at the same time to:

               Michael L. Cohen, Esq.
               Lane Powell Spears Lubersky LLP
               1420 5th Avenue, Suite 4100
               Seattle, WA  98101-2338
               Telephone:  206-223-7000
               Facsimile:  206-223-7107

        If to Seller or to Legend Properties, Inc.:

               American Properties Investments, Inc.
               Legend Properties, Inc.
               1420 Fifth Avenue, 42nd Floor
               Seattle, Washington 98101-2333
               Attention:  Kenneth L. Uptain
               Telephone:  206-464-0200
               Facsimile:  206-448-0404

        With a copy at the same time to:

               Lisa Riveland, Esq.
               Mundt, MacGregor, Happel, Falconer, Zulauf & Hall
               4200 First Interstate Center
               999 Third Avenue
               Seattle, Washington 98104-4082
               Telephone:  206-624-5950
               Facsimile:  206-624-5469

        If to Title Insurer:

               Transnation Title Insurance Company
               2939 Colby Avenue
               Everett, Washington 98201
               Attn:  Kerry Wise
               Telephone:  206-252-1156
               Facsimile:  206-259-0526

        If to Escrow Agent:

               Transnation Title Insurance Company
               1200 Sixth Avenue
               Seattle, Washington 98101
               Telephone: 206-28-322
               Facsimile: 206-628-0631

Any party may from time to time, by written notice to the others, designate a different address or additional persons that shall be substituted for and/or added to the address(es) above specified. Notices by mail shall be sent by United States certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given and effective three (3) business days following posting in the United States mails. Notices by hand delivery shall be deemed given and effective upon the delivery thereof. Notices by overnight courier shall be deemed given and effective on the date delivery is confirmed by the recognized overnight courier service. Notices by facsimile shall be deemed given upon sender's receipt of confirmation of transmission.

               11.11 Partial Invalidity. In the event that any provision of this Agreement shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case my be.

               11.12 Time; Calculation of Time Periods. Time is of the essence of this Agreement. The term "business days" when used in this Agreement means all days excluding Saturdays, Sundays and Washington state and United States federal holidays. All periods of time referred to in this Agreement shall include all Saturdays, Sundays and state and national holidays unless the period of time specifies business days. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which said period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a business day, in which case the period shall be deemed to run until the end of the next business day.

               11.13 Waiver. No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act or default.

               11.14 WAIVER OF JURY TRIAL. SELLER AND BUYER, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, TO THE EXTENT THEY MAY LEGALLY DO SO, SELLER AND BUYER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               11.15  ARBITRATION OF DISPUTES.

               11.15.1 SUBMISSION TO ARBITRATION. THE PARTIES HEREBY AGREE TO SUBMIT ALL CONTROVERSIES, CLAIMS AND MATTERS OF DIFFERENCE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY TO BINDING ARBITRATION IN THE COUNTY OF KING, STATE OF WASHINGTON. THIS SUBMISSION AND AGREEMENT TO ARBITRATE SHALL BE MANDATORY, EXCLUSIVE AND SPECIFICALLY ENFORCEABLE FOR ALL CLAIMS RELATING TO DAMAGES ALLEGEDLY SUFFERED BY THE AGGRIEVED PARTY. ALL REFERENCES IN THIS AGREEMENT TO LITIGATION BETWEEN PURCHASE AND SELLER, SHALL BE GOVERNED BY THE PROVISION OF SECTION 11.15. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE FOLLOWING SHALL BE CONSIDERED CONTROVERSIES FOR THIS PURPOSE.

                   (I) ALL QUESTIONS RELATING TO THE BREACH OF ANY OBLIGATION, WARRANTY, REPRESENTATION, COVENANT OR AGREEMENT HEREUNDER OR UNDER ANY EXHIBIT HERETO AND ALL QUESTIONS RELATING TO THE CONSTRUCTION AND INTERPRETATION THEREOF;

                   (II) ALL QUESTIONS RELATING TO REPRESENTATIONS, NEGOTIATIONS AND OTHER PROCEEDINGS LEADING TO THE EXECUTION HEREOF AND ALL MODIFICATIONS OF THIS AGREEMENT OF EVERY NATURE AND DESCRIPTION;

                   (III) FAILURE OF ANY PARTY TO DENY OR REJECT A CLAIM OR DEMAND OF ANOTHER PARTY;

                   (IV) ALL QUESTIONS AS TO WHETHER THE RIGHT TO ARBITRATE ANY QUESTIONS EXISTS OR AS TO THE EXISTENCE OF ANY AGREEMENT TO ARBITRATE; AND

                   (V) ALL ISSUES RAISED BY ANY SUBSEQUENT ALLEGED AMENDMENT HERETO, WHETHER WRITTEN OR ORAL, UNLESS SUCH AMENDMENT EXPRESSLY CANCELS THIS ARBITRATION PROVISION IN WRITING SIGNED BY ALL AFFECTED PARTIES HERETO.

               11.15.2 JAMS. ANY DISPUTE TO BE ARBITRATED PURSUANT TO THIS PROVISIONS OF THIS SECTION 11.15. SHALL BE DETERMINATE BY BINDING ARBITRATION BEFORE A RETIRED JUDGE OF THE SUPERIOR COURT OF THE STATE OF WASHINGTON (THE "ARBITRATOR") UNDER THE AUSPICES OF JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. ("JAMS"). SUCH ARBITRATION SHALL BE INITIATED BY THE PARTIES, OR EITHER OF THEM, WITHIN TEN (10) DAYS AFTER EITHER PARTY SENDS WRITTEN NOTICE (THE "ARBITRATION NOTICE") OF A DEMAND TO ARBITRATE BY REGISTERED OR CERTIFIED MAIL TO THE OTHER PARTY AND TO JAMS. THE ARBITRATION NOTICE SHALL CONTAIN A DESCRIPTION OF THE SUBJECT MATTER OF THE ARBITRATION, THE DISPUTE WITH RESPECT THERETO, THE AMOUNT INVOLVED, IF ANY, AND THE REMEDY OR DETERMINATION SOUGHT. THE PARTIES MAY AGREE ON A RETIRED JUDGE FROM THE JAMS PANEL. IF THEY ARE UNABLE TO PROMPTLY AGREE, JAMS WILL PROVIDE A LIST OF THREE AVAILABLE JUDGES AND EACH PARTY MAY STRIKE ONE. THE REMAINING JUDGE (OR IF THERE ARE TWO, THE ONE SELECTED BY JAMS) WILL SERVE AS THE ARBITRATOR, IN THE EVENT THAT JAMS SHALL NO LONGER EXIST OR IF JAMS FAILS OR REFUSES TO ACCEPT SUBMISSION OF SUCH DISPUTE, THEN THE DISPUTE SHALL BE RESOLVED BY BINDING ARBITRATION BEFORE THE AMERICAN ARBITRATION ASSOCIATION ("AAA") UNDER THE AAA'S COMMERCIAL ARBITRATION RULE THEN IN EFFECT.

               11.15.3  ARBITRATION PROCEDURE.

                        11.15.3.1 PRE-DECISION ACTIONS. THE ARBITRATOR SHALL SCHEDULE A PREHEARING CONFERENCE TO RESOLVE PROCEDURAL MATTERS, ARRANGE FOR THE EXCHANGE OF INFORMATION, OBTAIN STIPULATIONS, AND NARROW THE ISSUES. THE PARTIES WILL SUBMIT PROPOSED DISCOVERY SCHEDULES TO THE ARBITRATOR AT THE PREHEARING CONFERENCE. THE SCOPE AND DURATION OF DISCOVERY WILL BE WITHIN THE SOLE DISCRETION OF THE ARBITRATOR. THE ARBITRATOR SHALL HAVE THE DISCRETION TO ORDER A PREHEARING EXCHANGE OF INFORMATION BY THE PARTIES, INCLUDING, WITHOUT LIMITATION, PRODUCTION OF REQUESTED DOCUMENTS, EXCHANGE OF SUMMARIES OF TESTIMONY OF PROPOSED WITNESSES, AND EXAMINATION BY DEPOSITION OF PARTIES AND THIRD-PARTY WITNESSES. THIS DISCRETION SHALL BE EXERCISED IN FAVOR OF DISCOVERY REASONABLE UNDER THE CIRCUMSTANCES.

                        11.15.3.2 THE DECISION. THE ARBITRATION SHALL BE CONDUCTED IN SEATTLE, WASHINGTON. ANY PARTY MAY BE REPRESENTED BY COUNSEL OR OTHER AUTHORIZED REPRESENTATIVE. IN RENDERING A DECISION(S), THE ARBITRATOR SHALL DETERMINE THE RIGHTS AND OBLIGATIONS OF THE PARTIES ACCORDING TO THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF WASHINGTON AND THE TERMS AND PROVISIONS OF THIS AGREEMENT. THE ARBITRATOR'S DECISION SHALL BE BASED ON THE EVIDENCE INTRODUCED AT THE HEARING, INCLUDING ALL LOGICAL AND REASONABLE INFERENCES THEREFROM. THE ARBITRATOR MAY MAKE ANY DETERMINATION, AND/OR GRANT ANY REMEDY OR RELIEF THAT IS JUST AND EQUITABLE. THE DECISION MAY BE BASED ON, AND ACCOMPANIED BY, A WRITTEN STATEMENT OF DECISION EXPLAINING THE FACTUAL AND LEGAL BASIS FOR THE DECISION AS TO EACH OF THE PRINCIPAL CONTROVERTED ISSUES. THE DECISION SHALL BE CONCLUSIVE AND BINDING, AND IT MAY THEREAFTER BE CONFIRMED AS A JUDGMENT BY THE SUPERIOR COURT OF THE STATE OF WASHINGTON, SUBJECT ONLY TO CHALLENGE ON THE GROUNDS PROVIDED ACCORDING TO WASHINGTON LAW. THE VALIDITY AND ENFORCEABILITY OF THE ARBITRATOR'S DECISION IS TO BE DETERMINED EXCLUSIVELY BY THE WASHINGTON COURTS PURSUANT TO THE PROVISIONS OF THIS AGREEMENT. THE ARBITRATOR MAY AWARD COSTS, INCLUDING WITHOUT LIMITATION ATTORNEYS' FEES, AND EXPERT AND WITNESS COSTS, TO THE PREVAILING PARTY, IF ANY, AS DETERMINATE BY THE ARBITRATOR IN HIS DISCRETION, THE ARBITRATOR'S FEES AND COSTS SHALL BE PAID BY THE NON-PREVAILING PARTY AS DETERMINED BY THE ARBITRATOR IN HIS DISCRETION. A PARTY SHALL BE DETERMINED BY THE ARBITRATOR TO BE THE PREVAILING PARTY IF ITS PROPOSAL FOR RESOLUTION OF DISPUTE IS THE CLOSER TO THAT ADOPTED BY THE ARBITRATOR.

               11.15.4 INJUNCTIVE RELIEF. NOTWITHSTANDING THE FOREGOING, IN THE EVENT NO REMEDY AT LAW IS ADEQUATE AND THE EFFECT OF THE ALLEGED

INJURY IS IRREPARABLE, EITHER PARTY MAY BRING AN ACTION IN THE SUPERIOR COURT FOR KING COUNTY, WASHINGTON, FOR INJUNCTIVE RELIEF.

               11.15.5 NOTICE. BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY WASHINGTON LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OR DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF WASHINGTON LAW. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

[SIG]                                           [SIG]
--------------------------------                --------------------------------
SELLER'S INITIALS                               BUYER'S INITIALS

               11.16 1031 Exchange. Buyer intends to complete this transaction as part of a Section 1031 tax-deferred exchange. Seller agrees to cooperate with Buyer in documenting and completing such exchange, and agrees that Buyer may transfer Buyer's rights and obligations under this Agreement to a qualified exchange intermediary; provided, however, that (a) Seller shall not be obligated to agree to any delay in the closing beyond the time provided for in this Agreement, (b) Buyer shall pay all additional third party costs incurred by Seller as a result of the exchange and hold Seller harmless therefrom, (c) the exchange shall in no way reduce the net amount to be received by Seller under the terms of this Agreement, and (d) Seller shall not be obligated to take any action or execute any documents in connection with the exchange which may expose Seller (as determined in Seller's reasonable discretion) to additional risk or liability. Buyer hereby agrees to indemnify, defend and hold Seller harmless from all losses, liabilities, costs and expenses which may be incurred by Seller arising out of or as a result of Seller's cooperation with Buyer's Section 1031 exchange.

        IN WITNESS WHEREOF, the parties have executed this Real Estate Purchase and Sale Agreement and Joint Escrow Instructions as of the last of the dates set forth below:

BUYER:                        PARKWAY CAPITAL, INC.,
                              a Washington corporation


                              By /s/ MICHAEL SANDORFFY
                                 --------------------------------------------
                                 Michael Sandorffy
                                 Its President



SELLER:                       AMERICAN PROPERTIES INVESTMENTS, INC.,
                              a Washington corporation


                              By /s/ KENNETH L. UPTAIN
                                 ---------------------------------------------
                                 Kenneth L. Uptain
                                 President





By signing below , Legend Properties, Inc. (i) agrees to defend, protect, indemnify and hold Buyer harmless against any and all claims, suits, judgments, investigations, proceedings, liabilities, damages, causes of action, costs, expenses and attorneys' fees arising out of or in connection with any breach of warranty or representation of Seller in the foregoing agreement, or Seller's default or Seller's failure to perform under any indemnity in the foregoing agreement; (2) represents and warrants on behalf of itself the representations and warranties contained in Sections 5.1(c), (d) and (e) of the foregoing agreement, ( and all references therein to "Seller" shall be deemed to refer to Legend Properties, Inc.), which representations and warranties shall continue to be true at Closing and shall survive Closing. In no event shall Legend Properties, Inc.'s obligations to Buyer exceed the amounts which Buyer is entitled to receive from Seller under the foregoing agreement.

Date:  August 5, 1997         LEGEND PROPERTIES, INC., a Delaware
                              corporation

                              By /s/ KENNETH L. UPTAIN
                                 ---------------------------------------------
                                 Kenneth L. Uptain
                                 President

                                  EXHIBIT "A"

LEGAL DESCRIPTION:

PARCEL A:
All that portion of Tract 24, Scriber Lakes Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington, described as follows:

Beginning at a point on the North line of said Tract 24, which is 149.03 feet East of the Northwest corner thereof;
Thence East along the North line of said Tract, for 400 feet;
Thence South at right angles to said North line to a point on the South line of the North half of said Tract 24;
Thence West along the South line of said North half of said Tract for 400 feet; Thence North to the Point of Beginning.

PARCEL B:
Beginning at the Northwest corner of Tract 25, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington;
Thence East along the North line of said Tract for 700 feet;
Thence South at right angles to said North line to the South line of Tract 25; Thence West to Southwest corner of said Tract;
Thence Northeasterly along Westerly line of Tract 25 to a Point of Beginning;

TOGETHER WITH that portion of vacated alley adjacent thereto and abutting thereon which has reverted to said premises by operation of law;

EXCEPT that portion thereof as conveyed to First National Bank of Everett, by Deed recorded July 2, 1952 in Volume 496 of Deeds, page 307, under Auditor's File No. 1031672.

PARCEL C:
All of Tract 25, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington;

EXCEPT the following described tract:

                     LEGAL DESCRIPTION CONTINUED NEXT PAGE

                          LEGAL DESCRIPTION CONTINUED

Beginning at the Northwest corner of said Tract 25; Thence East along the North line thereof, 700 feet; Thence South at right angles to the North line of said tract to the South line thereof; Thence West along said South line to the Southwest corner thereof; Thence Northeasterly along the Westerly line of said Tract to the point of beginning.

PARCEL D:
That portion of Tract 26, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington, lying Westerly of a line drawn between the Northwest corner and the Southeast corner of said Tract;

TOGETHER WITH a non-exclusive easement for ingress and egress over a strip of land described as:

Beginning at the Northwest corner of Tract 26; Thence southeasterly across tract 26 to the Southeast corner thereof; Thence Northeasterly along the East line of said Tract 26 for 53.45 feet; Thence Northwesterly to the Point of Beginning.

PARCEL E:
All that portion of Tract 25, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington, described as follows: Beginning at the Southwest corner of said Tract 25; Thence East along South line of said Tract 25, 149.03 feet; Thence North at right angles 56 feet; Thence West, parallel to South line of said Tract 25, 116.52 feet, more or less, to the Easterly line of Pacific Highway; Thence Southwesterly along Easterly line of Pacific Highway to Point of Beginning.


                     LEGAL DESCRIPTION CONTINUED NEXT PAGE

                          LEGAL DESCRIPTION CONTINUED


PARCEL F:

Tract 27, Scriber Lakes Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington;

EXCEPT the North 10 feet thereof conveyed to the City of Lynwood by Quit Claim Deed recorded under Snohomish County Recording Number 9608120739.

PARCEL G:

Tract 29, Scriber Lakes Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington;

EXCEPT the following described tract:

Beginning at the Southwest corner of said Tract 29;
Thence Northerly along Westerly boundary of said Tract for 100 feet;
Thence Easterly to a Point on the Easterly line of said Tract which is 30 feet Northeasterly from the Southeast corner thereof;
Thence Southwesterly along said Easterly line to the Southeast corner thereof; Thence West along the South line of said Tract to Point of Beginning;

EXCEPT that portion thereof conveyed to the First National Bank of Everett, by deed recorded November 2, 1956 in Volume 606 of Deeds, page 318, under Auditor's File No. 1213855.

AND EXCEPT the North 10 feet thereof conveyed to the City of Lynnwood by Quit Claim Deed recorded under Snohomish County Recording Number 9608120739.



                     LEGAL DESCRIPTION CONTINUED NEXT PAGE

                          LEGAL DESCRIPTION CONTINUED

PARCEL H:

Tracts 28, 30, 31, 34, 35, 36 and 37, Scriber Lakes Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington,

TOGETHER WITH that portion of vacated alley, adjacent thereto and abutting thereon which has reverted to said premises by operation of law.

EXCEPT that portion thereof of Tract 30, as conveyed to the First National Bank of Everett, National Banking Association, by Deed recorded November 2, 1956 in Volume 606 of Deeds, page 318 under Auditor's File No. 1213855;

AND EXCEPT the North 10 feet of Tracts 28, 30 and that portion of the North 10 feet of Tract 31 conveyed to the City of Lynnwood by Quit Claim Deed recorded under Snohomish County Recording Number 9608120739.

ALSO that portion of Tract 29, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 25, records of Snohomish County, Washington, described as follows:

Beginning at the Southwest corner of said Tract 29;
Thence Northerly along Westerly boundary of said Tract, 100 feet;
Thence Easterly to a point on the Easterly line of said tract which is 30 feet Northeasterly from the Southeast corner thereof;
Thence Southwesterly along said Easterly line to the Southeast corner thereof; Thence West along the South line of said Tract to Point of Beginning.






                     LEGAL DESCRIPTION CONTINUED NEXT PAGE

                          LEGAL DESCRIPTION CONTINUED

PARCEL I:
That portion of Tract 23, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington, described as follows:

Beginning at a point on the North line of Tract 23, 55 feet East of the Northeast corner of a tract of land as conveyed to Melvin F. Kelly, et ux, by Deed recorded May 16, 1947 in Volume 395 of deeds, page 439, under Auditor's File No. 844908;
Thence Southwesterly along East line to Southeast corner of said Tract; Thence West along South line thereof, to a point 308 feet East of Southwest corner of said Tract;
Thence Northerly on a straight line to the point of beginning.

PARCEL J:
Tracts 32 and 33, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington;

TOGETHER WITH that portion of vacated alley adjacent thereto and abutting thereon which has reverted to said premises by operation of law.

PARCEL K:
That portion of Tract 23, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington, described as follows:

Beginning at the Northwest corner of Tract 23;
Thence Southwesterly along the Easterly line of State Highway No. 1 (U.S. 99), 45 feet to the true point of beginning;
Thence East, parallel to the North line of said Tract 23, a distance of 200 feet;
Thence North to intersect the North line of said Tract 23, a distance of 200 feet;
Thence Easterly along the North line of said Tract 23, a distance of 55 feet to the Northwest corner of a tract of land conveyed to C.A. Forsgren under Auditor's File No. 1334934;
                     LEGAL DESCRIPTION CONTINUED NEXT PAGE

                          LEGAL DESCRIPTION CONTINUED

Thence Southerly along the Westerly line of Forsgren Tract to a point on the South line of said Tract 23 at a point 308 feet East of the Southwest corner of said Tract 23;
Thence West 308 feet, more or less, to the Easterly line of State Highway No. 1; Thence Northerly along the Easterly line of said Highway to the Point of Beginning.

PARCEL L:
Beginning at the Northwest corner of Tract 23, Scriber Lakes Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington;
Thence running Southwesterly along the Easterly line of U.S. Highway No. 99, a distance of 45 feet;
Thence running East and parallel to the North line of said Tract 23, a distance of 200 feet;
Thence running North to intersect the North line of said Tract 23;
Thence running West to a point of beginning, as per plat recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington.

Situated in the County of Snohomish, State of Washington.

PARCEL M:
The Westerly 200 feet of the Southerly 57 1/2 feet of the North half of Lot 22, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington.

PARCEL N:
South half of Tract 24, Scriber Lakes Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington.



                     LEGAL DESCRIPTION CONTINUED NEXT PAGE

                          LEGAL DESCRIPTION CONTINUED

PARCEL O:
North half of Lot 22, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington;

EXCEPT the Westerly 200 feet of Southerly 57 1/2 feet of the North half of Lot 22, Scriber Lake Homes according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington.

PARCEL P:
That portion of Tracts 29 and 30, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington, described as follows:

Beginning at the North line of said Lot 29, at a point lying North 89 degrees, 22'42" West thereon, 15.64 feet from the Northeast corner of Lot and running Thence South 30 degrees, 45'20" West, parallel with the easterly line of said Lot 146.24 feet; Thence North 59 degrees, 09'15" West 151.30 feet; Thence North 30 degrees, 45'20" East 58.18 feet to an intersection with the North line of said Lot 30; Thence South 89 degrees, 22'42" East along the North lines of said Lots 30 and 29, a distance of 174.92 feet to the point of beginning.

EXCEPT the North 10 feet thereof conveyed to the City of Lynwood by Quit Claim Deed recorded under Snohomish County Recording Number 9608120739.


                     LEGAL DESCRIPTION CONTINUED NEXT PAGE

                          LEGAL DESCRIPTION CONTINUED

PARCEL O:
All that portion of Tract 24, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of the Auditor of the County of Snohomish, State of Washington, and described as follows:

Beginning at the Northwest corner of said tract 24;
Thence South 30 degrees 45'20" West along the Easterly line of State Highway No. 1 for 72.50 feet;
Thence East along the South line of the North half of said Tract for 185.43 feet;
Thence North 0 degrees 37'18" East for 62.70 feet;
Thence North 89 degrees 22'42" West for 149.03 feet to the Northwest corner of said Tract 24, The Point of Beginning.

PARCEL R:
All that portion of the North half of Tract 24, Scriber Lake Homes, according to the plat thereof recorded in Volume 10 of Plats, page 57, records of Snohomish County, Washington lying East of following described line:

Beginning at a point on North line of Tract 24, 549.03 feet East of Northwest corner of said Tract;
Thence South at right angles to said North line to an intersection with South line of the North half of said Tract 24 and end of said line.

Situated in the City of Lynnwood, County of Snohomish, State of Washington.

                                    EXHIBIT B

                              PROPERTY INFORMATION

        1. Rent Roll. The most recent rent roll of the Property ("Rent Roll") which is certified as to its truth and accuracy and states the tenant, monthly rent, term, options, date of lease, expiration date, gurantor, security deposit and any amendments or modifications to the lease.

        2. Leases. Copies of all leases and other agreements for occupancy or use of any portion of the Property, including all amendments and guarantees thereof and tenant correspondence (the "Leases").

        3. Tax Statements. Copies of all ad valorem tax statements relating to the Property for the current year or other current tax period (if available), including the Property tax identification or assessor's parcel number(s).

        4. Contracts. Copies of all management, maintenance, service, supply, equipment rental and other contracts affecting the Property or used in the operation and/or maintenance thereof (the "Contracts").

        5. Financial Statements. Copies of financial statements reflecting the operation of the Property for the two (2) calendar years, including statements of cash flow and statements of income, expense, accounts payable and accounts receivable for each such year, each fairly presenting the financial position of Seller with respect to the Property at the end of each such year and the results of the operations thereof for such year.

        6. Proceedings. Copies of any documents or materials relating to any litigation, investigation, condemnation, or proceeding of any kind pending or threatened affecting any of the Property or the ability of Seller to consummate the transaction contemplated by this Agreement.

        7. Environmental Reports. Copies of all environmental investigations and reports conducted or prepared on behalf of Seller and/or Seller's tenants and any other environmental information in Seller's possession.

                                    EXHIBIT C


WHEN RECORDED RETURN TO:

    --------------------

    --------------------

    --------------------


                             STATUTORY WARRANTY DEED


        THE GRANTOR, AMERICAN PROPERTIES INVESTMENTS, INC., a Washington corporation, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration in hand paid, conveys and warrants to ___________________, a ________________________ the real estate situated in the
County of Snohomish, State of Washington, described in Exhibit A attached hereto and incorporated herein by this reference.

Subject to: Encumbrances described on Exhibit B attached hereto and incorporated herein by this reference.

Dated:         _____________, 1997.

AMERICAN PROPERTIES INVESTMENTS, INC., a
Washington corporation



By
   ------------------------------
   Kenneth L. Uptain
   President


                   [To be conformed to recording requirements]

STATE OF WASHINGTON          )
                             ) ss.
COUNTY OF ___________        )

        I certify that I know or have satisfactory evidence that KENNETH L. UPTAIN is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the President of AMERICAN PROPERTIES INVESTMENTS, INC. to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.


DATED: ____________________________  _________________________________________

                                     Print Name:
                                               -------------------------------
                                     NOTARY PUBLIC for the State of Washington, residing at

                                     -------------------------------------------

                                     My appointment expires:

                                     -------------------------------------------

                                    EXHIBIT D

                                  BILL OF SALE
                                       AND
               ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND
                    TANGIBLE AND INTANGIBLE PERSONAL PROPERTY

        This Bill of Sale and Assignment and Assumption of Leases, Contracts and Tangible and Intangible Personal Property ("Assignment") is executed and delivered pursuant to that certain Real Estate Purchase and Sale Agreement and Joint Escrow Instructions (the "Purchase Agreement") dated as of ____________, 1997 between AMERICAN PROPERTIES INVESTMENTS, INC., a Washington corporation ("API") and _________________ ("Buyer"), concerning the real property described in Schedule 1 attached hereto (the "Land"). All capitalized terms not otherwise defined herein shall have the same meanings given them in the Purchase Agreement. API and LEGEND PROPERTIES, INC., a Delaware corporation, are referred. to herein collectively as "Seller".

        1. Assignment. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby grants, sells, transfers, conveys, assigns and delivers to Buyer all of Seller's interest in, and delegates to Buyer all of Seller's duties under, all of the following (together the "Assigned Rights"):

               (a) Leases. The leases as set forth on the Rent Roll attached hereto as Schedule 2 together with all amendments and modifications thereto and all guarantees thereof (the "Leases"). Seller expressly excepts from this assignment Seller's rights to receive funds and enforce its rights as payee under the following documents: ____________________________________. This
Assignment of Leases is further subject to the rights of Seller to collect rents more than thirty (30) days past due under the following leases: _______________.

               (b) Tangible Personality. Seller represents to Buyer that Seller owns no tangible personal property in connection with Land that is not attached to the Land or the improvements thereon. Notwithstanding the foregoing, Seller hereby grants, bargains, sells, conveys, and transfers to Buyer all of Seller's right, title and interest in all of the furniture, fixtures, heating, ventilation and air conditioning equipment, trade fixtures, office equipment, supplies, tools and maintenance equipment, shades and blinds, carpeting, sculptures, art work and all other tangible personal property, if any, of every nature and description and all replacements thereof now owned by Seller and located in or on the Land, except any such tangible personal property belonging to tenants under the Leases.

               (c) Intangible Property. To the extent assignable by Seller, any and all of the intangible personal property related to the Land, including, without limitation, all plans and specifications, warranties (including, without limitation, any and all roof warranties), permits, approvals, and licenses associated with the Land, and Seller's interest in the name of the Land, if any, that is commonly known as the Lynnwood Center, and telephone exchange numbers.

               (d) Contracts. The contracts ("Contracts") described in Schedule 3 attached hereto.

        2. Acceptance and Assumption. Buyer hereby accepts the foregoing Assignment and assumes all of Seller's obligations under the Assigned Rights from and after the date hereof.

        3. Indemnifications. Seller shall defend, indemnify and hold harmless Buyer from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Buyer, up to an amount not to exceed $2,000,000, by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Assigned Rights which are due to be fulfilled, performed, discharged or observed on or before the date hereof. Buyer shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Seller, up to an amount not to exceed $2,000,000, by reason of the failure of Buyer to fulfill, perform, discharge, and observe its obligations with respect to the Assigned Rights which are due to be fulfilled, performed, discharged or observed after the date hereof.

        4.     Miscellaneous.

               (a) Seller and Buyer each agrees to execute such other documents and perform such other acts as may be necessary or desirable to effectuate this Agreement, provided that no such act or document shall alter or increase any rights or obligations of any party hereto.

               (b) In the event of any action or suit by either party hereto against the other arising from or interpreting this Assignment, the prevailing party in such action or suit shall, in addition to such other relief as may be granted, be entitled to recover its reasonable costs of suit and attorneys' fees, whether or not the same proceeds to final judgment.

               (c) This Assignment shall be governed by and construed in accordance with the laws of the State of Washington.

               (d) This Assignment shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns. The obligations of Seller are joint and several.

        IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first above written.

SELLER:                               AMERICAN PROPERTIES INVESTMENTS, INC., a
                                      Washington corporation



                                      By
                                         ---------------------------------------
                                         Kenneth L. Uptain
                                         President

                                      Date of Execution _______________

                                      LEGEND PROPERTIES, INC., a  Delaware
                                      corporation



                                      By
                                         ---------------------------------------
                                         Kenneth L. Uptain
                                         President

                                      Date of Execution _______________




BUYER:                                __________________________________________

                                      a ________________________________________



                                      By________________________________________

                                      Name______________________________________

                                      Title_____________________________________

                                      Date of Execution_________________________

                                    EXHIBIT E

                              ESTOPPEL CERTIFICATE

To:     _________________ "Buyer")

Re: Lease dated ________________, 19__, between ("Tenant") and ("Landlord") concerning the premises known as ___________________ Suite _______, _________________, Washington the ("Premises")
               located in the Lynnwood Center (the "Center")

        For good and valuable consideration, the undersigned, as Tenant under the Lease described above, hereby makes this Estoppel Certificate
("Certificate") and certifies and agrees in favor of Buyer and its heirs, successors and assigns as follows:

        1. Tenant is the lessee of the Premises described above-under a lease agreement dated _________________ (as modified or amended, the "Lease") entered into between Tenant and Landlord (or their respective predecessors in interest, if any). The Lease is presently in full force and effect, and has not been amended, modified or supplemented in any way, and the Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the leasing relationship, except as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[if none, state "none"].

        2. Tenant is not in default under the Lease, and there exists no fact or conditions that would constitute a basis for any default on the part of Tenant under the Lease upon the lapse of time or the giving of notice or both.

        3. Tenant has no options or rights to extend the term of the Lease, expand the Premises, or purchase the Center or any portion thereof except as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[if none, state "none"]

        4. All construction, maintenance, and repair obligations of Landlord have been performed in full and all allowances or other amounts. payable to Tenant under the Lease. have been paid in full by Landlord. All conditions of the Lease to be performed by Landlord and necessary to the obligation of Tenant to perform its obligations under the Lease have been performed. All portions of the Premises and any additional space required to be delivered to Tenant under the Lease have been delivered. Tenant has no claims against Landlord for termination of the Lease and no claims for offset or abatement of rents.

        5. Tenant has accepted the Premises and is paying rent under the Lease. Tenant entered into occupancy of the entire Premises on __________, 19___, and Tenant is presently occupying the entire space covered by the Lease for the purposes designated therein. The Premises comprise _______ square feet of leasable area. The Lease has not been assigned by Tenant, nor the Premises sublet, except as follows: ________________________________________ [if none, state "none"].

        6. The amount of prepaid rent or security deposit, however referred to, paid under the terms of the Lease is $___________. To Tenant's knowledge, no portion of the foregoing amount has been applied by Landlord to the payment of rent or any other amounts due under the Lease.

        7. Tenant has not made any other prepayment of rent or other charges more than one (1) month in advance and no payments have been made by Tenant except as provided in the Lease.

        8. The term of The Lease commenced on ____________ and will end on ______________. As of the date hereof, the minimum rental obligation under the Lease is $________ per month and the monthly additional rental is $________ per month. The minimum and additional rental has been paid to the date of ____________, 19___ and no rental has been paid in excess of thirty (30) days in advance. Tenant is currently obligated to pay the entire amount of rent and additional rent provided for in the Lease. There are no concessions, bonuses, free rental periods, rebates, credits or other matters affecting the rental for Tenant under the Lease, except as follows: [if none, state "none"].

        9. As of the date of this Certificate, Tenant has no offsets, abatements, reductions in rent, counterclaims or defenses under the Lease against Landlord, and, to Tenant's knowledge, there exist no events that would constitute a basis for such offset, abatement, reduction, counterclaim or defense against Landlord upon the lapse of time or the giving of notice or both. Tenant has no right to or claims for the refund of any rents or other sums heretofore paid to Landlord (excluding the right to a refund of any security deposit paid by Tenant in the amount set forth in Section 6 hereof).

        10. Tenant acknowledges that the Landlord's interest in the Lease will be assigned to Buyer and agrees, upon receipt of notice of such assignment from Buyer or Landlord, to recognize Buyer as the landlord for all purposes and to perform all of Tenant's obligations as lessee under the Lease, including, without limitation, the payment of rent, directly to Buyer, or its agent, as the landlord under the Lease, from and after the date of such notice. Additionally, Tenant has no knowledge of any sale, assignment, hypothecation or pledge by Landlord of the Lease or the rentals thereunder, other than the contemplated assignment to Buyer.

        11. Tenant has no right to terminate the Lease or cease operating based upon a breach of any cotenancy provisions or any other provision of the Lease conditioning Tenant's performance of its obligations under the Lease on the occupancy of other premises by other tenants.

        12. Tenant is not using the Premises in violation of any applicable laws, rules, ordinances or regulations, including, but not limited to, any applicable environmental laws, rules or regulations (collectively "Laws"); there are no regulatory actions or other claims pending or threatened against Tenant relating to the Premises or the Lease in connection with any Laws; Tenant has not received any notice from any third party or governmental authority alleging a violation of any Laws in connection with the Lease or the Premises.

        13. There has not been filed by or against Tenant nor, to the best knowledge and belief of Tenant, is there threatened against or contemplated by Tenant, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under bankruptcy laws of the United States or of any state thereof, or any other action brought under said bankruptcy laws.

        14. The address for notices to Tenant under the Lease is correctly set forth in the Lease, or, if not, is as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        15. To Tenant's knowledge, all guarantees of the Lease are in full force and effect. The guarantors are as follows:

--------------------------------------------------------------------------------
[if none, state "none"].

        16. This Certificate may be executed in any number of counterparts, any of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.

[FOR SAFEWAY AND PAYLESS ADD THE FOLLOWING PARAGRAPH:

        "___. RENTS PAYABLE BY TENANT UNDER THE LEASE ARE INSURED IN AN AMOUNT OF _____% OF THE ANNUAL RENTAL AMOUNT DISCLOSED IN PARAGRAPH 8, ABOVE."]

        17. This Certificate is executed for the benefit of and in order to induce Buyer to purchase the Center, including, the Premises. This Certificate is further executed for the benefit of any person or entity that takes title to the Center Premises as assignee or nominee of Buyer, and in order to induce such other person to take title thereto. Tenant makes this Certificate with the understanding that Buyer and such assignees and/or nominee will materially rely on this Certificate in purchasing the Center and the Premises. Tenant acknowledges having read this Certificate and understands the certifications and representations made herein. The undersigned signatory represents and warrants that he, or she is duty authorized to execute this Certificate on behalf of Tenant.

EXECUTED:  _____________

TENANT:                                          ______________________________

                                                 a ____________________________



                                                 By____________________________

                                                 Name__________________________

                                                 Title_________________________



                                                 By_____________________________

                                                 Name___________________________

                                                 Title__________________________

                                  EXHIBIT "F"

                               LEASE DISCLOSURES


1.      Play Club is no longer occupying its leased premises.

        T&G Corporation, Inc., dba New Dimension Salon has requested an assignment of its lease to Ton Anh Thi. A form of assignment has been prepared, but has not been executed.

2. Little Caesar's Pizza is delinquent $14,366.75 for past due rents and impounds through May 31, 1997 and $1,665.50 for tenant improvement note payments. On May 30, 1997, Seller agreed to a rent abatement.

3. PayLess Stores/Rite Aid disputes $2,428.78 attributable to 1995 and 1996 CAM reconciliation and impound variances.

4. Play Club owes $46,619.50 in unpaid rent and impounds for July through February. Play Club has closed its business.

5. Seller has an exclusive leasing brokerage and commission agreement with Terranomics Retail Services, L.P. A commission is due to Terranomics in connection the lease with Pacific Finance Holdings, Inc., dba Fast Cash.

6. Although to Seller's knowledge no bankruptcy action has been filed, Little Caesar's has advised the Seller that their store is not succeeding and they are insolvent.

7.      Starbucks is in possession of a portion of that Safeway leased premises.

8.      Suns Cleaners is delinquent $5,230.74 for July and August rent.

                                  EXHIBIT "G"

                                   CONTRACTS

1. Letter agreement with Evergreen Services Corporation (Landscape Management) dated January 15, 1997, and addendum dated January 21, 1997.

2.   Cleaning Service Contract with Total Care Maintenance dated February 2,
     1997.

3.   HVAC Maintenance Agreement with MacDonald-Miller Service.

4.   Management Contract with Shelter Bay Retail Group dated August 1, 1995.

5. Exclusive Leasing, Brokerage and Commission Agreement with Terranomics Retail Services, L.P. dated December 7, 1991, extended by oral agreement.

6.   Installation and Service Agreement with Honeywell dated August 1, 1995.

7.   Sweeping Contract with Whirlwind Services, Inc. dated July 31, 1997.

                                  EXHIBIT "H"

                           LITIGATION OR PROCEEDINGS

1. The City of Lynnwood has expressed its interest in acquiring an approximately 10 foot wide and 167 foot long strip of the Property abutting 196th Street Southwest. The City has asked Seller to propose a purchase price for this strip of property.

2. The City of Lynnwood has requested that Seller provide a temporary construction permit to the City covering a ten foot wide strip of the Property abutting Highway 99 to accommodate city roadway improvements.

                                  EXHIBIT "I"

                              HAZARDOUS MATERIALS

     1.   Qualifications of Carl A. Mangold dated April 1989.

     2. Phase I Environmental Site Audit dated April 7, 1989 prepared by Site Analysis. [Note: this document is also Enclosure 13 to item No. 4, below.]

     3. Asbestos Survey Report of selected buildings at the Lynnwood Shopping Center prepared by Environmental Control Sciences, Inc. dated July 1989 and supporting documents.

     4.   Certification of Asbestos Removal and Disposal dated October 4, 1989.

     5. Certification of Asbestos Inspection Prior to Demolition dated October 30, 1989.

     6. Industrial Hygiene Surveillance and Air Monitoring for the Asbestos Removal Project at the Lynnwood Shopping Center submitted by Environmental Control Sciences, Inc. to Resource Group, Inc. on October 31, 1989.

     7. Certificate of Underground Storage Tank Removal from the Lynnwood Shopping Mall Site dated November 15, 1989.

     8. Survey and Assessment of Asbestos and Hazardous Materials and Risk Assessment dated February 1995 prepared by Environmental Control Sciences, Inc. and supporting surveys, reports and correspondence.

     9. Environmental Questionnaire and Disclosure Statement dated June 7, 1995 prepared in connection with loan from U.S. Bank of Washington National Association.

     10. June 19, 1995 letter and drawing from Carl A. Mangold, Environmental Control Sciences, Inc., regarding UST's in vicinity of Lynnwood Center.

     11. Phase I Asbestos Abatement prepared by Crown Delta Incorporated dated June 12, 1995.

     12. Phase II Asbestos Abatement prepared by Crown Delta Incorporated (no date).

     13. Soil sampling test results prepared by Fredman & Bruya, Inc. dated August 15, 1995.

     14. Closure Report Following an Asbestos & Hazardous Waste Removal from Four Buildings at the Center prepared by Environmental Control Sciences, Inc. dated July, August & September 1995, and supporting surveys, reports and correspondence.

     15. Underground Storage Tank Closure Assessment for BP Branded Service Station #11262, dated March 1996, submitted to TOSCO Refining and Marketing Company by AGRA Earth & Environmental, Inc.

     16. Three underground gasoline storage tanks and one underground used oil storage tank located, removed and reinstalled on the site leased by Tosco Northwest Company, dba BP Oil.

     17. Closure Report for the Asbestos Removal Project, Burger Mill Restaurant, prepared by Environmental Control Sciences, Inc., August 1992 and supporting surveys, correspondence and reports.

     18. The tenant Sun Cleaners uses Hazardous Materials in connection with drycleaning operations.

     19. In connection with maintenance of the Property, Sellers' contractors and tenants may use cleaning and landscaping products which are classified as Hazardous Materials.

     20. Various of the tenants of the Property, including PayLess and Safeway, may sell products classified as Hazardous Materials in the course of legal retail operations.

                                    EXHIBIT J

                           TENANT NOTIFICATION LETTER

________________, 1997

---------------------

---------------------

---------------------


        Re: Your lease (the "Lease") of space in the shopping center known as "_____________" located in Lynnwood, Washington (the "Center")

Ladies and Gentlemen:

        You are hereby notified that _____________ (the "Owner"), as owner of the Center and the current owner of the landlord's interest under the Lease, has sold the Center to _____________ ("Buyer") as of the date of this Tenant Notice Letter set forth above, and in connection with such sale the Owner has assigned and transferred its interest in the Lease and any and all security deposits thereunder or relating thereto to Buyer, and Buyer has assumed and agreed to perform all of the landlord's obligations under the Lease (including any obligations set forth in the Lease to repay or account for any security deposits thereunder) from and after such date. Accordingly, (i) all of your obligations under the Lease from and after the date of this Tenant Notice Letter (including your obligations to pay rent and fulfill your insurance requirements) shall be performable to and for the benefit of Buyer, its successors and assigns and (ii) all of the obligations of the landlord under the Lease (including any obligations to repay or account for any security deposits thereunder) from and after the date of this Tenant Notice Letter shall be binding obligations of Buyer and its successors and assigns.

        The address of Buyer for all purposes under the Lease (including the payments of rentals, the recoupment of the security deposits and the giving of any notices provided for in the Lease) is:

   -------------------------

   -------------------------

   -------------------------


                                            Very truly yours,

                                    EXHIBIT K

                                  MAJOR TENANTS


1.      The Sports Authority

2.      PayLess Stores

3.      Safeway, Inc.

4.      Tosco NW (BP)

5.      Hollywood Video

6.      Boston Chicken

                                  EXHIBIT "L"


                         TENANT RECEIVABLES FOR T.L.'S


1. Viking Sewing owes approximately $2,891.73 for tenant improvements.

2. Little Caesar's owes approximately $10,713.38 for tenant improvements.